Exhibit 4.2

AMENDED AND RESTATED

BYLAWS

OF

LIFELINE SYSTEMS, INC.

BYLAWS

i

4.3.	Qualification	11
4.4.	Tenure	11
4.5.	Resignation	11
4.6.	Removal	12
4.7.	Vacancies	12
4.8.	Chairman of the Board and Vice Chairman of the Board	12
4.9.	President; Chief Executive Officer	12
4.10.	Vice Presidents	12
4.11.	Treasurer and Assistant Treasurers	12
4.12.	Secretary and Assistant Secretaries	13
4.13.	Salaries	13
4.14.	Standard of Conduct for Officers	13

ARTICLE V	PROVISIONS RELATING TO SHARES	14
5.1.	Issuance and Consideration	14
5.2.	Share Certificates	14
5.3.	Uncertificated Shares	14
5.4.	Transfers; Record and Beneficial Owners	15
5.5.	Replacement of Certificates	15

ARTICLE VI	CORPORATE RECORDS	15
6.1.	Records to be Kept.	15
6.2.	Inspection of Records by Shareholders.	16
6.3.	Scope of Inspection Right.	17
6.4.	Inspection of Records by Directors	17

ARTICLE VII	INDEMNIFICATION	18
7.1.	Definitions	18
7.2.	Indemnification of Directors and Officers.	18
7.3.	Advance for Expenses	19
7.4.	Determination of Indemnification.	20
7.5.	Notification and Defense of Claim; Settlements.	20
7.6.	Partial Indemnification	21
7.7.	Insurance	21
7.8.	Merger or Consolidation	21
7.9.	Application of this Article.	22

ARTICLE VIII	MISCELLANEOUS	22
8.1.	Fiscal Year	22
8.2.	Seal	22
8.3.	Voting of Securities	22
8.4.	Evidence of Authority	23
8.5.	Articles of Organization	23
8.6.	Severability	23
8.7.	Pronouns	23

ARTICLE IX	AMENDMENTS	23

ii

ARTICLE I

SHAREHOLDERS

1.1. Annual Meeting. The Corporation shall hold an annual meeting of shareholders at a time to be fixed by the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Articles of Organization, shall be for electing Directors and for such other purposes as shall be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting. In the event an annual meeting is not held at the time fixed in accordance with these Bylaws or the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting, the Corporation may designate a special meeting as a special meeting in lieu of the annual meeting, and such meeting shall have all of the effect of an annual meeting.

1.2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 60 percent, or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose at any time at which the Corporation shall have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

1.3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation unless a different place is fixed by the Board of Directors, the Chief Executive Officer or the President and specified in the notice of the meeting.

1.4. Requirement of Notice. A written notice of the date, time and place of each annual and special shareholders’ meeting describing the purposes of the meeting shall be given to shareholders entitled to vote at the meeting (and, to the extent required by law or the Articles of Organization, to shareholders not entitled to vote at the meeting) no fewer than seven nor more than 60 days before the meeting date. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section 1.4 to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article III of these Bylaws.

1.5. Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Organization or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. A shareholder’s attendance at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.6. Quorum.

(a) Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

(b) A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

1.7. Voting and Proxies.

(a) Except as provided in this Section 1.7(a) or unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote, and each fractional share, if any, is entitled to a proportional vote. Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests; provided, however, that nothing in these Bylaws shall limit the power of the Corporation to vote any shares held by it, directly or indirectly, in a fiduciary capacity. Unless the Articles of Organization provide otherwise, redeemable shares are not entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

(b) A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA, or any successor Section thereto, and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

1.8. Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

1.9. Conduct of Meetings. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate, including without limitation such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders, their duly authorized and constituted proxies or attorneys or such other persons as shall be determined; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.10. Action Without Meeting by Written Consent.

(a) Action taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 1.10. A consent signed under this Section 1.10 has the effect of a vote at a meeting.

(b) If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Article III of these Bylaws, of the action to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

1.11. Record Date. The Board of Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be (a) the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting, or (b) in the case of action without a meeting by written consent, the date the first shareholder signs the consent, or (c) for purposes of determining shareholders entitled to demand a special meeting of shareholders, the date the first shareholder signs the demand, or (d) for purposes of determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the Corporation’s shares, the date the Board of Directors authorizes the distribution. A record date fixed under this Section 1.11 may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.12. Meetings by Remote Communication. Unless otherwise provided in the Articles of Organization, if authorized by the Board of Directors, subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, (a) participate in a meeting of shareholders and (b) be deemed present in person and vote at a meeting of shareholders, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (2) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

1.13. Form of Shareholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent and (2) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

1.14. Shareholder List for Meeting.

(a) After fixing a record date for a shareholders’ meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b) The list of shareholders shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting, (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c) A shareholder or his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 6.2(c) of these Bylaws, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

(d) The Corporation shall make the list of shareholders available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

ARTICLE II

DIRECTORS

2.1. Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

2.2. Number and Election. The Board of Directors shall consist of not less than the minimum number of individuals permitted by law and, subject to the rights of holders of any class or series of Preferred Stock to elect Directors, shall be divided into three classes, such classes to be as nearly equal in number as possible. Subject to the rights of holders of any class or series of Preferred Stock to elect Directors, at each annual meeting of shareholders, the successors to the class of Directors whose term expires at that meeting shall be elected. Subject to the foregoing requirements and applicable law, the Board of Directors may, from time to time, fix the number of Directors and their respective classifications, provided that any such action does not operate to remove a Director elected by the shareholders or the Directors other than in the manner specified in the Articles of Organization or these Bylaws.

2.3. Vacancies. Subject to the rights of holders of any class or series of Preferred Stock, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

2.4. Change in Size of the Board of Directors. Subject to the rights of holders of any class or series of Preferred Stock, the number of Directors may be fixed or changed from time to time by the Board of Directors.

2.5. Tenure. Subject to the rights of holders of any class or series of Preferred Stock to elect Directors, each Director shall serve for a term ending on the date of the third annual meeting at which such Director was elected; provided, however, that each Director initially designated as a Class I Director shall serve for a term expiring at the Corporation’s annual meeting of shareholders held in 2005; each Director initially designated as a Class II Director shall serve for a term expiring at the Corporation’s annual meeting of shareholders held in 2006; and each Director initially designated as a Class III Director shall serve for a term expiring at the Corporation’s annual meeting of shareholders held in 2007; and provided further, however, that the term of each Director shall continue until the election and qualification of a successor and be subject to such Director’s earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Any Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until such Director’s successor shall have been elected and qualified.

2.6. Resignation. A Director may resign at any time by delivering written notice of resignation to the Board of Directors, the Chairman of the Board or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

2.7. Removal. Subject to the rights of holders of any class or series of Preferred Stock, the removal of any Director or Directors or the entire Board of Directors may be effected only for cause by the affirmative vote of a majority of (a) the Directors then in office or (b) the shares outstanding and entitled to vote in the election of the Directors. “Cause” for purposes of this Section 2.7 shall mean only (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty, (4) commission of an action involving moral turpitude or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A Director may be removed by the shareholders or the Directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

2.8. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by the Board of Directors without notice of the date, time, place or purpose of the meeting.

2.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, any two Directors or one Director in the event that there is only one Director.

2.10. Notice. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. All notices to Directors shall conform to the requirements of Article III of these Bylaws.

2.11. Waiver of Notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.12. Quorum. Unless otherwise provided by law, the Articles of Organization or these Bylaws, a quorum of the Board of Directors consists of a majority of the Directors then in office, provided always that any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned meeting may make an adjournment thereof.

2.13. Action at Meeting. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of

Organization or these Bylaws require the vote of a greater number of Directors. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is considered to have assented to the action taken unless (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting, (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

2.14. Action Without Meeting. Any action required or permitted to be taken by the Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission, to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.14 is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section 2.14 has the effect of a meeting vote and may be described as such in any document.

2.15. Telephone Conference Meetings. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

2.16. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. Article III and Sections 2.10 through 2.15 of these Bylaws shall apply to committees and their members. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors to the extent permitted by law. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the standards of conduct described in Section 2.18 of these Bylaws.

2.17. Compensation. The Board of Directors may fix the compensation of Directors.

2.18. Standard of Conduct for Directors.

(a) A Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee, (1) in good faith, (2) with the care that a person in a like position would reasonably believe appropriate under similar circumstances and (3) in a manner the Director reasonably believes to be in the best interests of the Corporation. In determining what the Director reasonably believes to be in the best interests of the Corporation, a Director may consider the interests of the Corporation’s employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

(b) In discharging his or her duties, a Director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (1) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented, (2) legal counsel, public accountants or other persons retained by the Corporation, as to matters involving skills or expertise the Director reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence, or (3) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

(c) A Director is not liable for any action taken as a Director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section 2.18.

2.19. Conflict of Interest.

(a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if any one of the following is true:

(1) the material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction;

(2) the material facts of the transaction and the Director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

(3) the transaction was fair to the Corporation.

(b) For purposes of this Section 2.19, and without limiting the interests that may create conflict of interest transactions, a Director of the Corporation has an indirect interest in a transaction if (1) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction or (2) another entity of which he or she is a director, officer or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors.

(c) For purposes of clause (1) of subsection (a) of this Section 2.19, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved or ratified under this Section 2.19 by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this Section 2.19. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (1) of subsection (a) of this Section 2.19 if the transaction is otherwise authorized, approved or ratified as provided in that subsection.

(d) For purposes of clause (2) of subsection (a) of this Section 2.19, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection (d). Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (1) of subsection (b) of this Section 2.19, may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under clause (2) of subsection (a) of this Section 2.19. The vote of those shares, however, is counted in determining whether the transaction is approved under other provisions of these Bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this Section 2.19.

ARTICLE III

MANNER OF NOTICE

All notices provided for under these Bylaws shall conform to the following requirements:

(a) Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

(b) Notice may be communicated in person or by telephone, voice mail, telegraph, teletype, mail, messenger, delivery service or any electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published or by radio, television or other form of public broadcast communication.

(c) Written notice, other than notice by electronic transmission, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the addressee’s address shown in the Corporation’s current records.

(d) Written notice by electronic transmission, if in comprehensible form, is effective (1) if by facsimile telecommunication, when directed to a number furnished by the addressee for the purpose, (2) if by electronic mail, when directed to an electronic mail address furnished by the addressee for the purpose, (3) if by a posting on an electronic network together with separate notice to the addressee of such specific posting, directed to an electronic mail address furnished by the addressee for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice, and (4) if by any other form of electronic transmission, when directed to the addressee in such manner as the addressee shall have specified to the Corporation. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e) Except as provided in subsection (c) of this Article III, written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (4) on the date of publication if notice by publication is permitted.

(f) Oral notice is effective when communicated if communicated in a comprehensible manner.

ARTICLE IV

OFFICERS

4.1. Enumeration. The Corporation shall have a President, a Treasurer, a Secretary and such other officers as may be appointed by the Board of Directors from time to time in accordance with these Bylaws, including, but not limited to, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

4.2. Appointment. The officers shall be appointed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The appointment of an officer shall not itself create contract rights.

4.3. Qualification. The same individual may simultaneously hold more than one office in the Corporation. No officer need be a shareholder.

4.4. Tenure. Except as otherwise provided by law, the Articles of Organization or these Bylaws, each officer shall hold office until his or her successor is duly appointed, unless a different term is specified in the vote appointing him or her, or until his or her earlier death, resignation or removal.

4.5. Resignation. An officer may resign at any time by delivering notice of the resignation to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

4.6. Removal. The Board of Directors may remove any officer at any time with or without cause. An officer’s removal shall not affect the officer’s contract rights, if any, with the Corporation.

4.7. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is duly appointed, or until he or she sooner dies, resigns or is removed.

4.8. Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the Corporation. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 4.9 of these Bylaws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders.

If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the event of the absence, inability or refusal to act of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors.

4.9. President; Chief Executive Officer. Unless the Board of Directors has designated the Chairman of the Board or another person as Chief Executive Officer, the President shall be the Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation, subject to the direction of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and, when so performing such duties, shall have all the powers of and be subject to all the restrictions upon, the Chief Executive Officer.

4.10. Vice Presidents. Any Vice President shall perform such duties and shall possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. The Board of Directors may assign to any Vice President the title Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

4.11. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories, to disburse such funds as ordered by the Board of Directors, the Chief Executive Officer or the President, to make proper accounts of such funds, and to render as required by the Board of Directors, the Chief Executive Officer or the President statements of all such transactions and of the financial condition of the Corporation.

Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

4.12. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and shall have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of shareholders and Directors, to attend all meetings of shareholders and Directors, to prepare minutes of the meetings of shareholders and Directors, to authenticate the records of the Corporation, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or Directors, the person presiding at the meeting shall designate a temporary secretary to prepare the minutes of the meeting.

4.13. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

4.14. Standard of Conduct for Officers. An officer shall discharge his or her duties (a) in good faith, (b) with the care that a person in a like position would reasonably exercise under similar circumstances and (c) in a manner the officer reasonably believes to be in the best interests of the Corporation. In discharging his or her duties, an officer who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (1) one or more officers or employees of the Corporation whom the officer reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented or (2) legal counsel, public accountants or other persons retained by the Corporation as to matters involving skills or expertise the officer reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence. An officer shall not be liable to the Corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action, as an officer, if the duties of the officer are performed in compliance with this Section 4.14.

ARTICLE V

PROVISIONS RELATING TO SHARES

5.1. Issuance and Consideration. The Board of Directors may issue the number of shares of each class or series authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. The Board of Directors shall determine the terms upon which the rights, options or warrants for the purchase of shares or other securities of the Corporation are issued and the terms, including the consideration, for which the shares or other securities are to be issued.

5.2. Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts, (b) the name of the person to whom issued and (c) the number and class of shares and the designation of the series, if any, the certificate represents. Every certificate for shares of stock that are subject to any restriction on the transfer or registration of transfer of such shares pursuant to the Articles of Organization, these Bylaws, an agreement among shareholders or an agreement among shareholders and the Corporation, shall have conspicuously noted on the front or back of such certificate the existence of such restrictions. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, or any two officers designated by the Board of Directors, and, to the extent required by law, shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

5.3. Uncertificated Shares. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

5.4. Transfers; Record and Beneficial Owners. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. The Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and other distributions and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. Notwithstanding anything to the contrary herein, to the extent the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the Corporation shall be entitled to treat the beneficial owner of shares as the shareholder to the extent of the rights granted by a nominee certificate on file with the Corporation.

5.5. Replacement of Certificates. The Board of Directors may, subject to applicable law, determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

ARTICLE VI

CORPORATE RECORDS

6.1. Records to be Kept.

(a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b) The Corporation shall keep within The Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent:

(1) its Articles or Restated Articles of Organization and all amendments to them currently in effect;

(2) its Bylaws or Restated Bylaws and all amendments to them currently in effect;

(3) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(4) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(5) all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of the MBCA, or any successor Section thereto, for the past three years;

(6) a list of the names and business addresses of its current Directors and officers; and

(7) its most recent annual report delivered to the Secretary of the Commonwealth of the Commonwealth of Massachusetts.

6.2. Inspection of Records by Shareholders.

(a) A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 6.1(b) of these Bylaws, copies of any of the records of the Corporation described in said Section 6.1(b) if he or she gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.

(b) A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (c) of this Section 6.2 and gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(1) excerpts from minutes reflecting action taken at any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 6.2;

(2) accounting records of the Corporation, but if the financial statements of the Corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

(3) the record of shareholders described in Section 6.1(a) of these Bylaws.

(c) A shareholder may inspect and copy the records described in subsection (b) of this Section 6.2 only if:

(1) his or her demand is made in good faith and for a proper purpose;

(2) he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

(3) the records are directly connected with his or her purpose; and

(4) the Corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the Corporation in the conduct of its business or, in the case of a public corporation, constitutes material non-public information at the time when the shareholder’s notice of demand to inspect and copy is received by the Corporation.

(d) For purposes of this Section 6.2, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

6.3. Scope of Inspection Right.

(a) A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder represented.

(b) The Corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 6.2 of these Bylaws by furnishing to the shareholder copies by photocopy or other means chosen by the Corporation, including copies furnished through an electronic transmission.

(c) The Corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

(d) The Corporation may comply at its expense with a shareholder’s demand to inspect the record of shareholders under clause (3) of subsection (b) of Section 6.2 of these Bylaws by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder’s demand.

(e) The Corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

6.4. Inspection of Records by Directors. A Director is entitled to inspect and copy the books, records and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the Director’s duties as a Director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

ARTICLE VII

INDEMNIFICATION

7.1. Definitions. In this Article VII the following words shall have the following meanings unless the context requires otherwise:

“Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger.

“Director” or “officer” is an individual who is or was a Director or officer, respectively, of the Corporation or who, while a Director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity. A Director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a Director or officer.

“Disinterested Director” is a Director who, at the time of a vote or selection referred to in Section 7.4 of these Bylaws, is not (a) a party to the proceeding, or (b) an individual having a familial, financial, professional or employment relationship with the Director whose standard of conduct is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

“Expenses” includes counsel fees.

“Liability” is the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

“Party” is an individual who was, is or is threatened to be made, a defendant or respondent in a proceeding.

“Proceeding” is any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

7.2. Indemnification of Directors and Officers.

(a) Except as otherwise provided in this Section 7.2, the Corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (1) (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the Corporation or that his or her conduct was at least not opposed to the best interests of the Corporation; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section.

(b) A Director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the Corporation.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section 7.2.

(d) Unless ordered by a court, the Corporation may not indemnify a Director or officer under this Section 7.2 if his or her conduct did not satisfy the relevant standards set forth in subsection (a) or subsection (b) of this Section 7.2.

(e) Notwithstanding anything to the contrary in this Article VII, except as required by law, the Corporation shall not indemnify a Director of officer to the extent such Director or officer is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to such Director or officer and such Director or officer is subsequently reimbursed from the proceeds of insurance, such Director or officer shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

7.3. Advance for Expenses. The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a Director or officer who is a party to a proceeding because he or she is a Director or officer if he or she delivers to the Corporation:

(a) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 7.2 of these Bylaws or, if he or she is a Director and is a party to a proceeding because he or she is a Director, that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section; and

(b) his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 7.4 of these Bylaws or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 7.2 of these Bylaws.

Such undertaking must be an unlimited general obligation of the Director or officer but need not be secured and shall be accepted without reference to the financial ability of the Director or officer to make repayment.

7.4. Determination of Indemnification.

(a) Except as set forth in subsection (b) of this Section 7.4, the determination of whether a Director has met the relevant standard of conduct set forth in Section 7.2 of these Bylaws shall be made:

(1) if there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested Directors appointed by vote;

(2) by special legal counsel (i) selected in the manner prescribed in clause (1) of this subsection (a); or (ii) if there are fewer than two disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as disinterested Directors may participate; or

(3) by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

(b) The determination of whether an officer has met the relevant standard of conduct set forth in Section 7.2 of these Bylaws shall be made by the Board of Directors. Notwithstanding the provisions of subsection (a) of this Section 7.4, the determination of whether a Director who is also an officer has met the relevant standard of conduct set forth in Section 7.2 of these Bylaws, shall be made in accordance with the provisions of this subsection (b) to the extent the basis on which he or she is made a party to a proceeding is an act or omission solely as an officer.

7.5. Notification and Defense of Claim; Settlements.

(a) In addition to and without limiting the foregoing provisions of this Article VII and except to the extent otherwise required by law, it shall be a condition of the Corporation’s obligation to indemnify under Section 7.2 of these Bylaws (in addition to any other condition provided in the Articles of Organization, these Bylaws or by law) that the person asserting, or proposing to assert, the right to be indemnified (the “Indemnitee”), must notify the Corporation in writing as soon as practicable of any proceeding involving the Indemnitee for which indemnity will or could be sought, but the failure to so notify shall not affect the Corporation’s objection to indemnify except to the extent the Corporation is adversely affected thereby. With respect to any proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the

Indemnitee in connection with such proceeding, other than as provided below in this subsection (a). The Indemnitee shall have the right to employ his or her own counsel in connection with such proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (1) the employment of counsel by the Indemnitee has been authorized by the Corporation, (2) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such proceeding or (3) the Corporation shall not in fact have employed counsel to assume the defense of such proceeding, in each of which cases the reasonable fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VII. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (2) above.

(b) The Corporation shall not be required to indemnify the Indemnitee under this Article VII for any amounts paid in settlement of any proceeding unless authorized in the same manner as the determination that indemnification is permissible under Section 7.4 of these Bylaws; provided that, with respect to the authorization of indemnification for a Director for acts or omissions as a Director, if there are fewer than two disinterested Directors, authorization of indemnification shall be made by the Board of Directors, in which authorization Directors who do not qualify as disinterested Directors may participate; and provided further that special counsel shall have no authority to authorize payments. The Corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold his, her or its consent to any proposed settlement.

7.6. Partial Indemnification. If a Director or officer is entitled under any provision of this Article VII to indemnification by the Corporation for a portion of the liabilities incurred by him or her or on his or her behalf in connection with any proceeding, but not for the total amount thereof, the Corporation shall nevertheless indemnify such Director or officer for the portion of such liabilities to which such Director or officer is entitled.

7.7. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the Corporation, or who, while a Director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

7.8. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VII with respect to any proceeding arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7.9. Application of this Article.

(a) The Corporation shall not be obligated to indemnify or advance expenses to a Director or officer of a predecessor of the Corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

(b) This Article VII shall not limit the Corporation’s power to (1) pay or reimburse expenses incurred by a Director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

(d) Each person who is or becomes a Director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VII. All rights to indemnification under this Article VII shall be deemed to be provided by a contract between the Corporation and the person who serves as a Director or officer of the Corporation at any time while these Bylaws and the relevant provisions of the MBCA are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

(e) If this Article VII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer as to any liabilities in connection with a proceeding to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

(f) If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment.

ARTICLE VIII

MISCELLANEOUS

8.1. Fiscal Year. Except as otherwise determined from time to time by the Board of Directors, the fiscal year of the Corporation shall in each year end on December 31.

8.2. Seal. The seal of the Corporation shall, subject to alteration by the Board of Directors, bear the Corporation’s name, the word “Massachusetts” and the year of its incorporation.

8.3. Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at, any meeting of shareholders of any other corporation or organization, the securities of which may be held by the Corporation.

8.4. Evidence of Authority. A certificate by the Secretary, an Assistant Secretary or a temporary Secretary as to any action taken by the shareholders, Directors, any committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

8.5. Articles of Organization. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

8.6. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

8.7. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE IX

AMENDMENTS

(a) Except with respect to a Bylaw adopted by the Board of Directors, these Bylaws may at any time be amended by the affirmative vote of the holders of (i) two-thirds of the shares of each voting group outstanding and entitled to vote on the matter, or (ii) in the case of any such amendment that has been approved by vote of the Board of Directors taken at a meeting held prior to the meeting of shareholders at which such amendment is to be voted upon, such number of shares as exceeds the number of shares for which votes are cast opposing the matter. If authorized by the Articles of Organization, the Board of Directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in the MBCA, the Articles of Organization or these Bylaws, requires action by the shareholders.

(b) Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of Directors of any Bylaw, notice stating the substance of the action taken by the Board of Directors shall be given to all shareholders entitled to vote on amending these Bylaws. Any action taken by the Board of Directors with respect to these Bylaws may be amended or repealed by the affirmative vote of the holders of two-thirds of the shares of each voting group entitled to vote on the matter.

(c) If authorized by the Articles of Organization, a Bylaw amendment adopted by shareholders may provide for a greater or lesser quorum requirement for action by any voting group of shareholders, or for a greater affirmative voting requirement, including additional separate voting groups, than is provided for in the MBCA.

(d) Approval of an amendment to these Bylaws that changes or deletes a quorum or voting requirement for action by shareholders must satisfy both the applicable quorum and voting requirements for action by shareholders with respect to amendment of these Bylaws and also the particular quorum and voting requirements sought to be changed or deleted.

(e) A Bylaw dealing with quorum or voting requirements for shareholders, including additional voting groups, may not be adopted, amended or repealed by the Board of Directors.

(f) A Bylaw that fixes a greater or lesser quorum requirement for action by the Board of Directors, or a greater voting requirement, than provided for by the MBCA may be amended or repealed by the shareholders, or by the Board of Directors if the Board of Directors is authorized to amend these Bylaws.

(g) If the Board of Directors is authorized to amend these Bylaws, approval by the Board of Directors of an amendment to these Bylaws that changes or deletes a quorum or voting requirement for action by the Board of Directors must satisfy both the applicable quorum and voting requirements for action by the Board of Directors with respect to amendment of these Bylaws, and also the particular quorum and voting requirements sought to be changed or deleted.

FIRST AMENDMENT

TO

AMENDED AND RESTATED BYLAWS

OF

LIFELINE SYSTEMS, INC.

The Amended and Restated Bylaws of Lifeline Systems, Inc., a Massachusetts corporation (the “Corporation”), are hereby amended as follows:

1) Article I, Section 1.2 of the Corporation’s Amended and Restated Bylaws is hereby deleted in its entirety and replaced with the following:

“1.2 Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 40 percent, or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose at any time at which the Corporation shall have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.”

2) Article IX, Sections (a) and (b) of the Corporation’s Amended and Restated Bylaws are hereby deleted in their entirety and replaced with the following:

“(a) These Bylaws may at any time be amended by the affirmative vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter. If authorized by the Articles of Organization, the Board of Directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to (i) the provisions of these Bylaws governing the removal of Directors, the indemnification of Directors and the amendment of these Bylaws and (ii) any provision of these Bylaws which by virtue of an express provision in the MBCA, the Articles of Organization or these Bylaws, requires action by the shareholders.

(b) Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of Directors of any Bylaw, notice stating the substance of the action taken by the Board of Directors shall be given to all shareholders entitled to vote on amending these Bylaws. Any action taken by the Board of Directors with respect to these Bylaws may be amended or repealed by the affirmative vote of the holders of a majority of the shares of each voting group outstanding and entitled to vote on the matter.”